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                                                                 Exhibit 10.29

                         EXECUTIVE EMPLOYMENT AGREEMENT

        AGREEMENT by and between APCOA/Standard Parking, Inc., a Delaware corporation (the "Company"), and G. Marc Baumann (the "Executive"), dated as of the 9th day of October, 2000.

                                    RECITALS

        A. The Company is in the business of operating private and public parking facilities for itself, its subsidiaries, affiliates and others, and as a consultant and/or manager for parking facilities operated by others throughout the United States and Canada (the Company and its subsidiaries and affiliates and other Company-controlled businesses engaged in parking garage management (in each case including their predecessor's or successor's) are referred to hereinafter as the "Parking Companies").

        B. The Company has determined that it is in the best interest of the Company to employ the Executive on the terms and conditions set forth below in this Agreement, and the Executive desires to serve the Company in accordance with such terms and conditions.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

        1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for a period beginning on October 9, 2000 and ending September 30, 2001 (the "Employment Period"); provided, however, the Employment Period shall automatically extend for additional terms of one (1) year each (individually referred to as a "Renewal Period" and in the plural as the "Renewal Periods") unless the Company or the Executive shall have given notice in writing of their intention not to renew the Agreement not less than ninety
(90) days prior to the expiration of the Employment Period or any applicable Renewal Period. The Employment Period, as extended by one or more Renewal Period, shall hereinafter be deemed to be the Employment Period. Notwithstanding the termination of this Agreement, the covenants contained in Section 6 shall remain in full force and effect.

        2. POSITION AND DUTIES. During the Employment Period, the Executive shall serve as Executive Vice President and Chief Financial Officer of the Company, with the duties, authority and responsibilities as are commensurate with such position and as are customarily associated with such position. The Executive shall report directly to the Chief Executive Officer of the Company. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. The Executive shall not, during the terms of this Agreement, engage in any other business activities that will interfere with the Executive's employment pursuant to this Agreement.

  3. COMPENSATION. (a) BASE SALARY. During the Employment Period, the Executive shall receive an annual base salary of $225,000 (the "Annual Base Salary"),

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payable in accordance with the Company's normal payroll practice for executives as in effect from time to time. The Annual Base Salary shall be subject to review annually in accordance with the Company's review policies and practices for executives as in effect at the time of any such review.

            (b) BONUS. For each calendar year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus"), based upon terms and conditions of an annual bonus program established by the Company. The annual bonus program presently pays the Annual Bonus in the month of April following the calendar year in which the Annual Bonus is earned. Any such annual bonus program shall provide that the Executive's target bonus ("Target Annual Bonus") will be based on a percentage of the Annual Base Salary, with the actual amount of the Annual Bonus determined in accordance with the terms of the annual bonus program. Notwithstanding the foregoing sentence, for the Employment Period commencing October 9, 2000 and ending September 30, 2001, the Executive's Annual Bonus shall not be less than 35% of the Annual Base Salary. In addition, for the partial calendar year beginning on October 9, 2000 and ending December 31, 2000, the Executive shall receive a pro-rata Annual Bonus at no less than 35% of Annual Base Salary and the Annual Bonus for the calendar year 2001 will be no less than 35% of Annual Base Salary.

            (c) STOCK PLAN. The Executive shall participate in any stock awards or stock options to the same extent and on the same terms as are available to peer executives. For purposes of this Agreement, the term "peer executives" shall refer to executive vice presidents of the Company, which term shall not include executive vice presidents of any subsidiary companies or affiliates.

            (d) RELOCATION LOAN. Contingent upon the Executive's execution of a Promissory note (substantially in the form attached hereto as Exhibit A), the Executive shall receive a $10,000 loan from the Company with a term of one (1) year (the "Loan"), which shall bear interest at the Applicable Federal Rate compounded annually. The principal amount of the Loan shall be disbursed to the Executive within one (1) week of the Executive's commencement of duties in the Company's Chicago, Illinois headquarters. The principal amount of the Loan and the interest thereon shall be payable in cash at the end of the 12-month term of the Loan (the "Loan Term"); provided, however, that if the Executive remains in the continual employment of the Company for the period of the Loan Term the principal balance of the Loan and the accrued interest thereon shall be forgiven by the Company, and such forgiven amount shall be treated as additional compensation to the Executive in the year of such forgiveness. Prior to the end of any calendar year in which the Company forgives the Loan, the Company shall make the Executive whole for the federal, state and local income tax consequences of such forgiveness.

                In the event the Executive's employment hereunder is terminated for "Cause" of the Executive voluntarily terminates his employment prior to the expiration of the Loan Term the Executive shall be obligated to repay the remaining principal balance of the Loan and interest thereon in accordance with the original terms of the Loan. In the event that the Executive's employment hereunder is terminated for any other reason by the Company without Cause, including a termination on account of death or Disability, or in the event the Executive's employment is terminated as a result of a Corporate Reorganization, as defined, below, the principal balance and any accrued interest shall be forgiven, and prior to the end of the calendar year in which such forgiveness occurs, the Company shall make the Executive whole for any tax consequences to the Executive with respect to such forgiveness.

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            (e)     OTHER BENEFITS.  In addition to the foregoing, during the
    Employment Period:

            (i) The Executive shall be entitled to participate in savings, retirement, and fringe benefit plans, practices, policies and programs of the Company as in effect from time to time, including, but not limited to the Company's 40 1(K) plan, on the same terms and conditions as those applicable to peer executives; (ii) the Executive shall be entitled to four
    (4) weeks of annual vacation, to be taken in accordance with the Company's vacation policy as in effect from time to time; and (iii) the Executive and the Executive's family shall be eligible for participation in, and shall receive all benefits under medical, disability and other welfare benefit plans, practices, policies and programs provided by the Company, as in effect from time to time, on the same terms and conditions as those applicable to peer executives; (iv) a car allowance of $500 per month; and
    (v) life insurance above the Company's standard benefit package of either $1,500,000 until age 65 or $1,000,000 until age 75.

            (4) TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. In the event of the Executive's death during the Employment Period, the Executive's employment with the Company shall terminate automatically. The Company, in its discretion, shall have the right to terminate the Executive's employment because of the Executive's Disability during the Employment Period. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days, or for periods aggregating 180 business days in any period of twelve months, as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the Company or its insurers. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time Performance of the Executive's duties before the Disability Effective Date.

            (b) BY THE COMPANY. In addition to termination for Disability, the Company may terminate the Executive's employment during the Employment Period for Cause or with Cause. "Cause" means:

            (i) in the judgment of the Board of Directors of the Company the Executive has materially failed for some reason other than illness, injury, or disability to perform his obligations hereunder on more than one occasion during any 12-month period following reasonable notice of his failure to perform; or

           (ii) the Executive has: (a) committed either any felony involving moral turpitude or any crime in the conduct of his official duties which is adverse to the welfare of the Company; or (b) committed any act of fraud against the Company, its parent or affiliates or misused his position for his personal gain or that of any third party; or (c) taken any action (other than an error in judgment made in the ordinary course of his duties) adverse to the welfare of the Company, including, but not limited to any violation of the Company's Code of Business Conduct or any breach of the covenants and conditions contained in Section 6 hereof.

            (c) VOLUNTARILY BY THE EXECUTIVE. The Executive may terminate his employment by giving written notice thereof to the Company.

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            (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause, as set forth in notice from the Company, is effective, the date that notice of termination is provided to the Executive from Company of a termination of the Executive's employment by the Company other than for Cause or Disability, or the date on which the Executive gives the Company notice of termination of employment, as the case may be.

            (5) OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) BY THE COMPANY OTHER THAN FOR CAUSE OR DISABILITY. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability, the Company shall, for the duration of the Employment Period, as in effect immediately before the Date of Termination, continue to pay the Executive the Annual Base Salary and the Annual Bonus through the end of such Employment Period, as and when such amounts would be paid in accordance with Section 3(a) and (b) above, provided the amount of any Annual Bonus so paid shall equal the Target Annual Bonus. The Company shall also continue to provide for the same period welfare benefits to the Executive and the Executive's family, at least as favorable as those that would have been provided to them under clause (e)(iii) of Section 3 of this Agreement if the Executive's employment had continued until the end of the Employment Period, provided, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this Section 5(a) may be made secondary to those provided under such other plan and shall pay Executive any accrued but unpaid vacation pay.

            (b) DEATH. If the Executive's employment is terminated by reason of the Executive death during the Employment Period, the Company shall make, within 30 days after the Date of Termination, a lump-sum cash payment to the Executive's estate equal to the sum of (i) the Executive's Annual Base Salary through the end of the calendar month in which death occurs, (ii) any earned and unpaid Annual Bonus for any calendar year ended prior to the Date of Termination and a pro-rated Target Bonus for services to the Date of Termination, (iii) any accrued but unpaid vacation pay and (iv) any other vested benefits to which the Executive is entitled, in each case to the extent not yet paid, except for any death benefit, in which case the death benefit shall be paid to Executive's estate within seven (7) days following receipt of any such death benefit by the Company from the insurer.

            (c) DISABILITY. In the event the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period in accordance with Section 4(a) hereof, the Company shall pay to the Executive or the Executive's legal representative, as applicable, (i) the Executive's Annual Base Salary for the duration of the Employment Period in effect immediately before the Date of Termination, provided that any such payments made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive under any disability benefit plans o the Company or under the Social Security disability insurance program, (ii) any earned and unpaid Annual Bonus for any calendar year ended prior to the Date of Termination and a prorated Target Bonus for services to the Date of Termination, and (iii) any other vested benefits to which the Executive is entitled, in each case to the extent not yet paid, including, but not limited to accrued but unpaid vacation pay.

            (d) CAUSE: VOLUNTARY TERMINATION FOR CORPORATE REORGANIZATION AND TERMINATION DURING 18-MONTH TERMINATION PERIOD. If the Executive's employment is terminated by the Company for Cause or the Executive voluntarily terminates his employment

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    during the Employment Period, the Company shall pay the Executive (i) the
    Annual Base Salary through the Date of Termination (ii) the Annual Bonus for any calendar year ended prior to the Date of Termination, and (iii) any other vested benefits to which the Executive is entitled, in each case to the extent not yet paid, including, but not limited to accrued but unpaid vacation pay and the Company shall have no further obligations to the Executive under this Agreement. If the Company terminates the Executive's employment during the Employment Period following a Corporate Reorganization or during the first 18 months of the Employment Period (the "18-month Termination Period"), the Company shall pay the Executive the amounts and benefits described in Section 5(a) above in connection with a termination by Company for reason other than Cause or Disability; provided (x) that the Annual Base Salary, Target Bonus, and benefit continuation period in the event of a termination by the Company for Corporate Reorganization shall be one (1) year from the date of such termination, and (y) in addition to any other right to Annual Base Salary, Annual Bonus and other benefits provided under this Agreement, the Annual Base Salary, Target Bonus and benefit continuation period in the event of a termination by the Company during the 18-Month Termination Period, shall be six (6) months from the date of such termination; and, further provided that the Annual Base Salary amount for purposes of such payments shall be the amount of the Annual Base Salary in effect immediately before the occurrence of the Corporate Reorganization or termination during the 18-month Termination Period, as applicable (the "Severance Payments"). For purposes of this Agreement "Corporate Reorganization" shall mean, the decision of the Board of Directors of the Company to terminate the Executive's employment with the Company within twelve (12) months following the occurrence of the sale, lease, transfer, conveyance or other disposition (including by way of merger) of all or substantially all of the Company or the assets of the Company or any event which changes control of the Company. Notwithstanding anything to the contrary contained in this Section 5 or any subparagraph thereunder, the Company's obligation to pay for the welfare benefits and Severance Payments shall immediately cease with respect to all applicable time periods following the date of any breach or threatened breach by Executive of the provisions of Section 6 hereof.

        6.  PROTECTION OF COMPANY ASSETS.

            (a) TRADE SECRET AND CONFIDENTIAL INFORMATION. The Executive recognizes and acknowledges that the acquisition and operation of, and the providing of consulting services for, parking facilities is a unique enterprise and that there are relatively few firms engaged in these businesses in the primary areas in which the Parking Companies operates. The Executive further recognizes and acknowledges that as a result of his employment with the Parking Companies, the Executive has had and will continue to have access to confidential information and trade secrets of the Parking Companies that constitute proprietary information that the Parking Companies are entitled to protect, which information constitutes special and unique assets of the Parking Companies, including without limitation (i) information relating to the Parking Companies' manner and methods of doing business, including without limitation, strategies for negotiating leases and management agreements; (ii) the identity of the Parking Companies' clients, customers, lessors and locations, and the identity of any individuals or entities having an equity or other economic interest in any of the Parking Companies to the extent such identity has not otherwise been voluntarily disclosed by any of the Parking Companies; (iii) the specific confidential terms of management agreements, leases or other business agreements, including without limitation the duration of, and the fees, rent or other payments due thereunder; (iv) the identities of beneficiaries under land trusts; (v) the business, developments, activities or systems of the Parking Companies, including without

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    limitation any marketing or customer service oriented programs in the development stages or not otherwise known to the general public; (vi) information concerning the business affairs of any individual or firm doing business with the Parking Companies; (vii) financial data and the operating expense structure pertaining to any parking facility owned, operated, leased or managed by the Parking Companies or for which the Parking Companies have or are providing consulting services; and (viii) other confidential information and trade secrets relating to the operation of the Company's business (the mailers described in this sentence hereafter referred to as the "Trade Secret and Confidential Information").

            (b) CUSTOMER RELATIONSHIPS. The Executive understands and acknowledges that the Company has expended significant resources over many years to identify, develop, and maintain its clients. The Executive additionally acknowledges that the Company's clients have had continuous and long-standing relationships with the Company and that, as a result of these close, long-term relationships, the Company possesses significant knowledge of its clients and their needs. Finally, the Executive acknowledges the Executive's association and contact with these clients is derived solely from his employment with the Company. The Executive further acknowledges that the Company does business throughout the United States and that the Executive personally has significant contact with the Company customers solely as a result of his relationship with the Company.

            (c) CONFIDENTIALITY. With respect to Trade Secret and Confidential Information, and except as may be required by the lawful order of a court of competent jurisdiction, the Executive agrees that he shall:

                (i) hold all Trade Secret and Confidential Information in strict confidence and not publish or otherwise disclose any portion thereof to any person whatsoever except with the prior written consent of the Company;

               (ii) use all reasonable precautions to assure that the Trade Secret and Confidential Information are properly protected and kept from unauthorized persons;

              (iii) make no use of any Trade Secret and Confidential Information except as is required in the performance of his duties for the Company; and upon termination of his employment with the Company, whether voluntary or involuntary and regardless of the reason or cause, or upon the request of the Company, promptly return to the Company any and all documents, and other things relating to any Trade Secret and Confidential Information, all of which are and shall remain the sole property of the Company. The term "documents" as used in the preceding sentence shall mean all forms of written or recorded information and shall include, without limitation, all accounts, budgets, compilations, computer records (including, but not limited to, computer programs, software, disks, diskettes or any other electronic or magnetic storage media), contracts, correspondence, data, diagrams, drawings, financial statements, memoranda, microfilm or microfiche, notes, notebooks, marketing or other plans, printed materials, records and reports, as well as any and all copies, reproductions or summaries thereof.

              Notwithstanding the above, nothing contained herein shall restrict the Executive from using, at any time after his termination of employment with the Company, information which is in the public domain or knowledge acquired during the course of his employment with the Company which is generally known to persons of his experience in other companies in the same industry.

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            (d) ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. The Executive agrees to assign to the Company any and all intellectual property rights including patents, trademarks, copyright and business plans or systems developed, authored or conceived by the Executive while so employed and relating to the business of the Company, and the Executive agrees to cooperate with the Company's attorneys to perfect ownership rights thereof in the Company or any one or more of the Company. This agreement does not apply to an invention for which no equipment, supplies, facility or Trade Secret and Confidential Information of the Company was used and which was developed entirely on the Executive's own time, unless (i) the invention relates either to the business of the Company or to actual or demonstrably anticipated research or development of the Parking Companies, or (ii) the invention results from any work performed by the Executive for the Parking Companies.

            (e) INEVITABLE DISCLOSURE. Based upon the Recitals to this Agreement and the representations the Executive has made in Sections 6(a) and 6(b) above, the Executive acknowledges that the Company's business is highly competitive and that it derives significant value from both its Trade Secret and Confidential Information not being generally known in the marketplace and from their long-standing near-permanent customer relationships. Based upon this acknowledgment and his acknowledgments in Sections 6(a) and 6(b), the Executive further acknowledges that he inevitably would disclose the Company's Trade Secret and Confidential Information, including trade secrets, should the Executive serve as director, officer, manager, supervisor, consultant, independent contractor, owner of greater than 1% of the stock, representative, agent, or executive (where the Executive's duties as an employee would involve any level of strategic, advisory, technical, creative sales, or other similar input) for any person, partnership, joint venture, firm, corporation, or other enterprise which is a competitor of the Company engaged in providing parking facility management services because it would be impossible for the Executive to serve in any of the above capacities for such a competitor of the Company without using or disclosing the Company's Trade Secret and Confidential Information, including trade secrets. The above acknowledgment concerning inevitable disclosure is a rebuttable presumption. Executive may, in particular circumstances, rebut the presumption by proving by clear and convincing evidence that the Executive would not inevitably disclose trade secret or confidential information were he to accept employment or otherwise act in a capacity that would arguably violate this Agreement

            (f) NON-SOLICITATION. The Executive agrees that while he is employed by the Company and for a period of eighteen (18) months after the Date of Termination, the Executive shall not, directly or indirectly:

            (i) without first obtaining the express written permission of the Company's General Counsel which permission may be withheld solely in the Company's discretion, directly or indirectly contact or solicit business from any client or customer of the Company with whom the Executive had any contact or about whom the Executive acquired any Trade Secret or Confidential Information during his employment with the Company or about whom the Executive has acquired any information as a result of his employment with the Company. Likewise, the Executive shall not, without first obtaining the express written permission of the Company's General Counsel which permission may be withheld solely in the Company's discretion, directly or indirectly contact or solicit business from any person responsible for referring business to the Company or who regularly refers business to the Company with whom the Executive had any contact or about whom the Executive acquired any Trade Secret or Confidential Information during his employment with the Company or about whom the Executive has acquired any information as a result of his employment with the Company. The Executive's obligations set forth in this subparagraph are in addition to those obligations and

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    representations, including those regarding Trade Secret and Confidential
    Information and Inevitable Disclosure set forth elsewhere in this Agreement; or

               (ii) take any action to recruit or to assist in the recruiting or solicitation for employment of any officer, employee or representative of the Parking Companies.

                    It is not the intention of the Company to interfere with the employment opportunities of former employees except in those situations, described above, in which such employment would conflict with the legitimate interests of the Company. If the Executive, after the termination of his employment hereunder, has any question regarding the applicability of the above provisions to a potential employment opportunity, the Executive acknowledges that it is his responsibility to contact the Company so that the Company may inform the Executive of its position with respect to such opportunity.

            (g) REMEDIES. The Executive acknowledges that the Company would be irreparably injured by a violation of the covenants of this Section 6 and agrees that the Company, or any one or more of the Parking Companies, in addition to any other remedies available to it or them for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of any of the provisions of this
    Section 6. If a bond is required to be posted in order for the Company or any one or more of the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not exceed a nominal sum. This Section shall be applicable regardless of the reason for the Executive's termination of employment, and independent of any alleged action or alleged breach of any provision hereby by the Company. If at any time any of the provisions of this Section 6 shall be determined to be invalid or unenforceable by reason of being vague or unreasonable as to duration, area, scope of activity or otherwise, then this Section 6 shall be considered divisible (with the other provisions to remain in full force and effect) and the invalid or unenforceable provisions shall become and be deemed to be immediately amended to include only such time, area, scope of activity and other restrictions, as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Executive expressly agrees that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

            (i) ATTORNEYS' FEES. In the event of litigation in connection with or concerning the subject matter of this Agreement, the prevailing party shall be entitled to recover all costs and expenses of litigation incurred by it, including attorneys' fees and, in the case of the Company, reasonable compensation for the services of its internal personnel.

            7. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

            8. NOTICES. Any notice which any party shall be required or shall desire to serve upon the other shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, or sent by facsimile or prepaid overnight courier, to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by

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    like notice):

                In the case of Executive to:

         G. Marc Baumann
         1820 S. Lane
         Northbrook, IL 60062

         with a copy to:

         Marc Joseph, Esq.
         D'Ancona and Pflaum
         111 E. Wacker Drive - Suite 2800
         Chicago, IL 60601

         In the case of the Company to:

         APCOA/Standard Parking, Inc.
         900 North Michigan Avenue
         Suite 1600
         Chicago, Illinois 60611
         Attention: General Counsel

            9. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws and decisions of the State of Illinois, without regard to the conflict of law provisions thereof.

            10. NONALIENTATION. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

            11. AMENDMENT. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing without the consent of any other person.

            12. WAIVER OF BREACH. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

            13. SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, of all or substantially all of the Company's assets and business. The Executive's duties hereunder are personal and may not be assigned.

            14. ENTIRE AGREEMENT. Except as otherwise noted herein, this Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof and

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    supersedes all prior and contemporaneous agreements and understandings, either oral or in writing, if any, between the parties relating to the subject matter hereof.

            15. ACKNOWLEDGEMENT BY EXECUTIVE. The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement and has had the opportunity to review the terms hereof with an attorney or other representative, if he so chooses. The Executive has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a livelihood following the Date of Termination.

            IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the day and year first written above.

                                               APCOA/STANDARD PARKING, INC.

                                               By:
                                                  ------------------------------
                                               Myron C. Warshauer,
                                               Chief Executive Officer

                                               EXECUTIVE:

                                               ---------------------------------
                                               G.Marc Baumann

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                                    EXHIBIT A

                                 PROMISSORY NOTE

    $10,000
                                                                October __, 2000

        FOR VALUE RECEIVED, the undersigned, G. Marc Baumann (the "Executive"), hereby promises to pay to the order of APCOA/Standard Parking, Inc., a Delaware corporation, (the "Company") or to the legal holder of this Note at the time of payment, the principal sum of Ten Thousand and 00/100 Dollars ($10,000) and interest thereon in lawful money of the United States of America. All principal and interest on this Note will be due and payable on October __,2001.

        This Note evidences a loan made by the Company to the Executive.

        This Note is subject to the following further terms and conditions:

        Section 1.  PAYMENT. PREPAYMENT AND ACCELERATION.

            (a) The term of this Note shall be one (1) year commencing on October __, 2000 (the "Loan Origination Date"). The principal amount of this Note and any accrued interest thereon shall be payable in cash on the first anniversary of the Loan Origination Date (the "Loan Term"); provided, however, that if the Executive remains in the continual employment of the Company or any of its affiliated companies for the period of the Loan Term the original principal balance, together with the interest accrued thereon shall be forgiven by the Company, such forgiven amount shall be treated as additional compensation to the Executive in the year of such forgiveness and the Executive shall be made whole for all federal, state, and local income tax consequences of any such forgiveness prior to the end of the calendar year in which such forgiveness occurs.

            (b) In the event the Executive's employment with the Company is terminated for cause, as set forth, defined, and explained in the Employment Agreement between the Company and the Executive dated as of October 9, 2000 (the "Employment Agreement"), or if the Executive resigns, the Executive shall be obligated to repay in full the entire outstanding principal balance of this Note and any accrued and unpaid interest thereon within thirty (30) days of the date of termination of employment.

            (c) In the event the Executive's employment is terminated by reason of death or permanent disability, as set forth, defined, and explained in the Employment Agreement, the remaining principal balance of the Note and any accrued but unpaid interest thereon shall be forgiven, and prior to the end of the calendar year in which such forgiveness occurs, the Company shall make the Executive whole for any federal, state and local income tax consequences in respect to such forgiven amount. For purposes of paragraphs
    (b) and (c) of this Section 1, the terms and conditions of the Employment Agreement shall be incorporated herein by reference and shall govern the obligations of the Company and the Executive upon a termination of employment.

            (d) All payments and prepayments of the principal and interest of, and all fees, expenses and other amounts owing in respect of, this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify~' the Executive in writing). The Executive may, at his option,

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    prepay this Note in whole or in part at any time or from time to time without penalty or premium. Upon final payment or forgiveness of the principal and interest of, and all fees, expenses and other amounts owing in respect of, this Note it shall be surrendered for cancellation.

        Section 2. INTEREST. The unpaid principal balance of this Note shall bear interest at the Applicable Federal Rate (AFR) on the Loan Origination Date compounded annually. Except as set forth in Section 1 hereof, accrued interest on the unpaid principal balance of this Note shall be payable in arrears on each of the Annual Payment Dates. If any amount of principal or interest payable under this Note is not paid when due, the default interest rate shall be the rate set forth in the first sentence of this Section 2 plus two percent (2%).

        Section 3.  MISCELLANEOUS

        (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the principles of conflicts of law there.

        (b) All notices and other communications hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the instructions set forth in the Employment Agreement.

        (c) No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

        (d) The Executive agrees that the Executive will pay the Company the amount of any and all costs and expenses, including all reasonable fees and expenses of counsel, incurred in connection with the exercise or enforcement of any of the Company's rights under this Note and the failure of the Executive to perform or observe any of the provisions of this Note. Any such amounts as provided under this paragraph (d), will be added to the obligations of the Executive under this Note.

        (e) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof

        (f) This Note shall not be assignable without the prior written consent of the Company.

     IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Executive as of the date first written above.

        G. Marc Baumann

    Witness:

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